Exhibit 99.1

Sanchez Energy Announces Sale of Non-Core Producing Assets to Sanchez Production Partners

Houston, Texas (March 31, 2015 — PR Newswire) — Sanchez Energy Corporation (NYSE: SN or the “Company”) today announced that it has executed and closed an agreement with Sanchez Production Partners LP (NYSE MKT: SPP) to sell wellbore and certain associated interests in certain producing oil and gas wells to a subsidiary of the SPP for aggregate consideration of approximately $85.0 million to the Company, subject to normal and customary closing and post-closing adjustments.  In connection with the transaction, SN novated certain gas and oil hedging transactions related to the production of wellbores to SPP.  Highlights of the transaction include:

•                  Sale of 59 proved developed producing wellbores in the non-operated Palmetto Field in the Eagle Ford with average forecast production for 2015 estimated to be 1,000 BOE/D and proved reserves of approximately 5.2 MMBOE

•                  Production sold represents approximately 2% of the SN’s total net production volume

•                  Valuation of approximately $85,000 per estimated BOE/D and ~7.7x 2015 estimated EBITDA for the assets, representing a premium to SN’s current public trading multiples.

•                  Transaction enables SN to raise cash in a low commodity price environment by bringing forward future production currently generated by low-rate, older producing assets and positions SN to re-invest the proceeds in potentially higher-returning opportunities while maintaining a strong balance sheet and cash position.

•                  Enables SN to access capital today, and potentially in the future, without the need to engage in debt or dilutive equity offerings through the availability of SPP as a third financing vehicle.

•                  Sale only conveys interests in certain wellbores at existing producing intervals, retaining upside for SN from PUD, probable, and possible locations as well as any new locations that come as result of down-spacing, stacking of new horizontal wellbores, and development of any non-Eagle Ford formations such as the Austin Chalk or the Buda.

•                  Sale structured as an escalating working interest such that SN delivers an automatically increasing percentage of its current 50% W.I. annually over a period of five years, including the current year, while being paid for all interests at closing and retaining the interim production for its account until each annual working interest escalation effective date.

•                  Consideration received consists of $83.0 million cash, subject to normal and customary closing and post-closing adjustments, and 1,052,632 Common Units of SPP valued at approximately $2.0 million.

Tony Sanchez, III, President and Chief Executive Officer of Sanchez Energy, commented,  “This transaction, which we feel is not only repeatable, but may potentially include midstream assets in the future, enables us to enhance liquidity at an advantageous cost of capital to fund our growth without having to increase leverage or dilute our shareholders by issuing equity.  With a focus on capital efficiency, we are selling low-decline cash flowing assets and using the proceeds to re-invest in higher rate of return drilling opportunities and other projects.  Furthermore, by selling only certain wellbores the Company’s inventory of future locations remains unchanged. We retain the upside potential from PUD drilling, down-spacing, and stacking of future development wells in the Upper and Lower Eagle Ford, as well as the potential resource development from non-Eagle Ford formations.   The equity

component of the purchase price will allow the Company to participate in the appreciation of the value of SPP’s equity as it continues to move closer to the completion of its transformation and resumption of distributions.  We believe that the valuation received for this production is in excess of the levels where our equity is currently trading and is thus accretive to our balance sheet and at a level which is optimal in terms of cost of capital for the Company.”

Speaking to the operational impact of the sale, Sanchez added, “as a result of the strong performance of our recent drilling results at Catarina, we are not reducing our production guidance for the remainder of 2015.  We will initiate guidance for the second quarter of 2015 and update our full year guidance after our planned first quarter operational update late in April.”

The terms of the transaction were approved, subject to the execution of definitive documentation, by the Board of Directors of Sanchez Energy, following the approval of the Board’s Audit Committee, which is composed of independent directors.  Jefferies LLC acted as sole financial advisor to the Audit Committee of the Board of Directors of Sanchez Energy Corporation and delivered a fairness opinion from a financial point of view in connection with the transaction.  Richards, Layton & Finger represented the Audit Committee as legal advisors.

ABOUT SANCHEZ ENERGY CORPORATION

Sanchez Energy is an independent exploration and production company focused on the acquisition and development of unconventional oil resources in the onshore U.S. Gulf Coast, with a current focus on the Eagle Ford Shale in South Texas where it has assembled approximately 226,000 net acres, and the Tuscaloosa Marine Shale. For more information about Sanchez Energy, please visit our website:  www.sanchezenergycorp.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Sanchez Energy expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model,” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Sanchez Energy, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including, but not limited to, continued production of oil and gas at historical rates, realization of anticipated benefits from the disposition, costs of operations, delays, and any other difficulties related to producing oil or gas, the price of oil or gas, marketing and sales of produced oil and gas, estimates made in evaluating reserves and resource potential, competition and general economic conditions and other factors described in Sanchez Energy’s Annual Report for the fiscal year ended December 31, 2014.  Further information on such assumptions, risks and uncertainties is available in Sanchez Energy’s filings with the Securities and Exchange Commission (“SEC”). Sanchez Energy’s filings with the SEC are available on its website at www.sanchezenergycorp.com and on the SEC’s website at www.sec.gov.  Any forward-looking statement speaks only as of the date on which such statement is made and Sanchez Energy undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Cautionary Note to U.S. Investors

The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves.  We may use certain terms in our press releases, such as net resource potential and other variations of the foregoing terms that the SEC’s guidelines strictly prohibit us from including in filings with the SEC.  U.S.  Investors are urged to consider closely the reserves disclosures in our filings with the SEC available on our website at www.sanchezenergycorp.com and the SEC’s website at www.sec.gov.  You can also obtain this information from the SEC by calling its general information line at 1-800-SEC-0330.

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Company contact:

Mike Long

Executive Vice President and Chief Financial Officer

Sanchez Energy Corporation

713-783-8000

Gleeson Van Riet

Senior Vice President, Capital Markets and Investor Relations, and Interim Co-Chief Financial Officer

Sanchez Energy Corporation

713-783-8000